SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 22, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                 000-50413                         87-0217252
        (Commission File Number)       (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 22, 2004, Advantage Capital Development Corp issued a press release announcing that it has made an investment in Global IT Holdings, a New York-based holding company created to acquire targeted IT staffing firms. The investment was made in the form of a collateralized senior debenture and Advantage received fifteen (15%) percent of the equity in Global IT Holdings for its commitment. Global IT Holding's business plan calls for the acquisition of IT staffing companies with good name recognition in their respective markets and a history of profitability. The Company believes that this investment in Global IT Holdings fits one of the three specific criteria recently announced by our board and that it is a quality private company in a growth industry that we believe will create long- term value for our shareholders." The Company is focusing on three specific types of investments: investments in existing small, public companies in the form of secured convertible debentures in the $200,000 to $750,000 range with an acceptable exit strategy; investments in private companies that can be incubated and then spun off into their own public companies that also have an acceptable exit strategy; and special situation investments in either private or public companies that are secured and opportunistic.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

Number            Exhibit
------            -------

10.1              Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ADVANTAGE CAPITAL
                                            DEVELOPMENT CORP.

                                            By: /s/ Jeff Sternberg
                                                -----------------------------
                                                    Jeff Sternberg, President

September 27, 2004